Exhibit 10.9

Execution Version

TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT (the “Agreement”) made as of March 19, 2020, by FACEBANK GROUP, INC., a Florida corporation (the “FaceBank”), FuboTV Acquisition Corp., a Delaware corporation (“Merger Sub”), EVOLUTION AI CORPORATION, a Florida corporation (“Evolution AI”), PULSE EVOLUTION CORPORATION, a Nevada corporation (“Pulse” and together with FaceBank, Merger Sub and Evolution AI, collectively, the “Grantor”), in favor of FB LOAN SERIES I, LLC, a Delaware limited liability company (herein, “Grantee”):

W I T N E S S E T H

WHEREAS, Grantor and Grantee are parties to that certain Note Purchase Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) providing for the extensions of credit to be made to Grantor by Grantee;

WHEREAS, pursuant to the terms of that certain Security Agreement dated as of the date hereof, by and between Grantor and Grantee (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), Grantor has granted to Grantee a security interest in substantially all of the assets of Grantor including all right, title and interest of Grantor in, to and under all now owned and hereafter acquired Trademarks (as defined in the Security Agreement), together with the goodwill of the business symbolized by Grantor’s Trademarks, and all products and proceeds thereof, to secure payment and performance of the Obligations;

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Grantor agrees as follows:

1. Incorporation of Note Purchase Agreement and Security Agreement. The Note Purchase Agreement and Security Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto. All terms capitalized but not otherwise defined herein shall have the same meanings herein as in the Security Agreement.

2. Grant and Reaffirmation of Grant of Security Interests. To secure payment and performance of the Obligations, Grantor hereby grants to Grantee, and hereby reaffirms its prior grant pursuant to the Security Agreement of, a continuing security interest in Grantor’s entire right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter created, acquired or arising:

(i) each Trademark owned by Grantor listed on Schedule 1 annexed hereto, together with any reissues, continuations, extensions or renewals thereof, and all of the goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(ii) all products and proceeds of the forgoing, including any claim by Grantor against third parties for past, present or future (a) infringement or dilution of any Trademark owned by Grantor, or (b) injury to the goodwill associated with any Trademark owned by Grantor.

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3. Intent-To-Use Trademarks. Notwithstanding the foregoing, and solely to the extent, if any, that, and solely during the period, if any, in which the grant, attachment, or enforcement of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, the Trademark Collateral shall not include any applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Grantor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the security interest granted herein.

4. Termination. At such time as the Obligations have been paid in full in cash, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Trademark Collateral shall revert to Grantor. Upon any such termination the Grantee shall, at Grantor’s expense, promptly execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

[signature page follows]

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IN WITNESS WHEREOF, Grantor has duly executed this Agreement as of the date first above written.

FACEBANK GROUP, INC.

By:	/s/ John C. Textor
Name:	John C. Textor
Title:	Chief Executive Officer

FUBOTV ACQUISITION CORP.

By:	/s/ John C. Textor
Name:	John C. Textor
Title:	President

EVOLUTION AI CORPORATION

By:	/s/ John C. Textor
Name:	John C. Textor
Title:	Chief Executive Officer

PULSE EVOLUTION CORPORATION

By:	/s/ Jordan Fiksenbaum
Name:	Jordan Fiksenbaum
Title:	Chief Executive Officer

Agreed and Accepted

As of the Date First Above Written:

FB LOAN SERIES I, LLC

By:	/s/ Greg Preis
Name:	Greg Preis
Title:	Authorized Signatory

SCHEDULE 1

Trademarks

[See Attached]

Schedule 1